Exhibit 99.1

The Ocean Power Technologies hybrid PowerBuoy® is Coming!

Easily Deployed, Dual Powered Solution Prototyping Underway

Monroe Township, N.J., February 27, 2020 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced that the prototype for its newest product, the hybrid PowerBuoy®, is in production at its New Jersey facility.

(Visit www.oceanpowertechnologies.com/hybridPowerBuoy to see photos of the hybrid PowerBuoy® build in progress.)

The hybrid PowerBuoy® will offer customers remote power for subsea and topside applications, reliable data communications, and a nominal 1.5-megawatt hours of energy storage. Solar charging of on-board battery power with a clean-fueled Stirling engine backup makes the hybrid PowerBuoy® a low- to zero-carbon power solution, adding flexibility to the sea power options that OPT can offer in conjunction with its ocean-proven flagship product, the PB3 PowerBuoy®.

The hybrid PowerBuoy’s® hull design, compact size, and single-point mooring will facilitate cost-effective rapid deployment anywhere in the world and in a very broad range of sea states. Applications include monitoring, surveillance, subsea charging and connectivity for offshore industries including oil and gas, science and research, aquaculture, and telecommunications.

Discussions are underway with prospective launch customers in advance of open water testing of the hybrid PowerBuoy® planned for this spring.

“Our team designed this product to meet the offshore power needs expressed by numerous potential customers,” said George Kirby, OPT President and Chief Executive Officer. “The hybrid PowerBuoy® provides us with additional flexibility in designing cost-effective power and communications solutions for locations around the world.”

“All of our customers are focused on reducing greenhouse gasses,” Kirby added. “Offering a solution that incorporates primarily solar with propane-fueled backup power further reduces our customers’ carbon footprint. The discussions we’ve been having with customers throughout development have shown real anticipation for the capabilities of the hybrid PowerBuoy®.”

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® solution platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors:

609-730-0400 x401

InvestorRelations@oceanpowertech.com

Media:

609-730-0400 x402

MediaRelations@oceanpowertech.com